SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

DAKOTA TERRITORY RESOURCE CORP

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 000-50191	98-0201259 (I.R.S. Employer Identification Number)

10580 N. McCarran Blvd., Building 115 – 208

Reno, NV 89503

(Address of Principal Executive Offices and Zip Code)

(775) 747-0667

(Issuer's telephone number)

Mustang Geothermal Corp

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On June 27, 2013, the Registrant issued a press release concerning its receipt of a technical report prepared to the standard and in the form of National Instrument 43-101 Standards of Disclosure for Mineral Projects ("the Report") titled “Technical Report on the Blind Gold Project, Maitland Mining District, Lawrence County, South Dakota.” Brian Leslie Cole, P. Geo., and Amer Smailbegovic, Ph.D., CPG., each of whom is a Qualified Person under National Instrument 43-101, prepared the report.

Messrs. Cole and Smailbegovic produced the independent review based upon their due diligence investigations of the historical, scientific and technical information pertinent to the Registrant’s Blind Gold Project and Blind Gold Property. Messrs. Cole and Smailbegovic also based their report and opinion upon information gathered as the result of direct observations made during a 6-day visit to the Registrant’s project area.

A copy of the Report is available on the Registrant’s website at www.dakotatrc.com.  Dakota Territory Resource Corp is not a reporting issuer in Canada and its Securities are not listed on any Canadian Exchange.  The Report will therefore not be filed with SEDAR (the System for Electronic Document Analysis and Retrieval), which is the system used for electronically filing most securities related information with the Canadian securities regulatory authorities.

Mr. Cole reviewed the technical disclosure contained in the news release included as an Exhibit to this filing and is a Qualified Person independent of the Company.

Section 9 - Financial Statements and Exhibits Item

9.01 Financial Statements and Exhibits.

Exhibit Index:

Exhibit Number

Description

EX – 99.1

Press Release dated June 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA TERRITORY RESOURCE CORP (Registrant)

Date June 27, 2013

By: /s/ Richard Bachman

Richard Bachman, PRESIDENT